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                                                                     EXHIBIT (I)

                       [QUARLES & BRADY LLP LETTERHEAD]



                                                              January 29, 2002



Thompson Plumb Funds, Inc.
1200 John Q. Hammons Drive, Fifth Floor
Madison, Wisconsin 53717

Ladies and Gentlemen:

         In connection with the registration of an indefinite number of shares of common stock, par value $.01 per share ("Common Stock"), of Thompson Plumb Funds, Inc., a Wisconsin corporation (the "Registrant"), under the Securities Act of 1933, you have requested that we furnish you with the following opinion, which we understand will be used in connection with and filed with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A (as amended, the "Registration Statement") (1933 Act Registration No. 33-6418).

         We understand that the Common Stock to which the Registration Statement relates are currently issued and offered to the public in four series of the Registrant, consisting of the Thompson Plumb Growth Fund, Thompson Plumb Select Fund, Thompson Plumb Balanced Fund and Thompson Plumb Bond Fund in the manner and on the terms described in the Registration Statement. For purposes of rendering this opinion, we have examined originals or copies of such documents as we consider necessary, including those listed below. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

         The documents we have examined include:

         1.       The Registration Statement;

         2. The Registrant's Articles of Incorporation, including all restatements thereof and amendments thereto, filed to date with Wisconsin Department of Financial Institutions (and its predecessor, the Wisconsin Secretary of State);

         3. A certificate of active status, recently issued by the Wisconsin Department of Financial Institutions; and


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         4.       Such other documents and certificates as to matters of fact and such matters of law as we have deemed relevant to the opinions expressed herein.

         Based upon and subject to the foregoing, after having given due regard to such issues of law as we have deemed relevant, and assuming that:

         1. The Registration Statement remains effective, and the Prospectus which is a part thereof and your Prospectus delivery procedures with respect thereto fulfill all the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 throughout all periods relevant to this opinion;

         2. All offers and sales of Common Stock of the Registrant (including each series thereof) registered by means of the Registration Statement are conducted in a manner complying with the terms of the Registration Statement; and

         3. All offers and sales of Common Stock of the Registrant are made in compliance with the securities laws of the states having jurisdiction thereof;

we are of the opinion that the Common Stock of the Registrant (including each series thereof), when issued, will be legally and validly issued, fully paid and non-assessable, except as provided under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (as it and its predecessor statute have been judicially interpreted).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement.

                                              Very truly yours,

                                              QUARLES & BRADY LLP


                                              /s/ Quarles & Brady LLP
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